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                                                                   Exhibit 10.11
                                                                   -------------

                                IFX CORPORATION
                          DIRECTORS OPTION AGREEMENT


     THIS DIRECTORS OPTION AGREEMENT (the "Agreement") is entered into as of June 12, 2000 between IFX CORPORATION, a Delaware corporation (the "Company"), and _____________ ("Optionee"), a director of the Company. In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

     1.   Grant of Option.  Subject to the terms and conditions of the IFX
          ---------------
Directors Stock Option Plan (the "Plan"), which is incorporated herein by this reference, the Company grants to Optionee an option (the "Option") to purchase six hundred (_____) shares (the "Shares") of the Company's common stock, $.02 par value ("Common Stock") at an exercise price of $______ per share (the "Option Price"). The Option may be exercised at any time in whole or from time to time in part beginning six months after the date of this Agreement.

     The Option is not intended to qualify as an incentive stock option described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). All provisions of this Agreement are to be construed in conformity with this intention.

     2.   Term.  Except as provided below, the Option shall be valid for a term
          ----
commencing on the date hereof (the "Option Date") and ending on the earliest of:

          (a)  10 years from the Option Date;

          (b)  the date one year after the Optionee's death; or

          (c) the date that Optionee's membership on the Board of Directors is terminated for Cause (as defined in the Plan).

     3.   Procedure for Exercise.  Exercise of the Option or a portion thereof
          ----------------------
shall be effected by the giving of written notice to the Company in accordance with Section 9 of the Plan and payment of the Option Price, or applicable pro
     ---------
rata portion thereof, for the number of Shares to be acquired pursuant to the exercise.

     4.   Payment for Shares.  Payment of the Option Price for any Shares
          ------------------
purchased pursuant to the Option shall be made in cash or by such other method as may be permitted by the Committee administering the Plan in accordance with the provisions of Section 9 of the Plan. No Shares shall be delivered upon
                  ---------
exercise of the Option until full payment has been made and all applicable withholding requirements satisfied.
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     5.   Options Not Transferable and Subject to Certain Restrictions.  The
          ------------------------------------------------------------
Option is not transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution; provided, however, that the Compensation Committee, in its discretion, may permit the Option to be transferrable by the Optionee to a member of Optionee's immediate family or to family trusts, partnerships and other entities comprised solely of the Optionee or members of the Optionee's immediate family.

     6.   Acceptance of Plan.  Optionee hereby accepts and agrees to be bound by
          ------------------
all the terms and conditions of the Plan.

     7.   Compliance with Securities Laws.  The Option shall not be exercisable
          -------------------------------
and Shares shall not be issued pursuant to exercise of the Option unless the exercise of the Option and the issuance and delivery of Shares pursuant thereto shall comply with all relevant provisions of law including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. If, in the opinion of counsel for the Company, a representation is required to be made by Optionee in order to satisfy any of the foregoing relevant provisions of law, the Company may, as a condition to the exercise of the Option, require Optionee to represent and warrant at the time of exercise that the Shares to be delivered as a result of such exercise are being acquired solely for investment and without any present intention to sell or distribute such Shares.

     8.   No Other Rights.  Optionee hereby acknowledges and agrees that, except
          ---------------
as set forth herein, no other representations or promises, either oral or written, have been made by the Company or anyone acting on its behalf with respect to Optionee's right to acquire any stock options or other awards under the Plan, and Optionee hereby releases, acquits and forever discharges the Company and anyone acting on its behalf of and from all claims, demands or causes of action whatsoever relating to any such representations or promises and waives forever any claim, demand or action against the Company or anyone acting on its behalf with respect thereto.

     9.   References.  Capitalized terms not otherwise defined herein shall have
          ----------
the same meaning ascribed to them in the Plan.

     10.  Governing Law.  The construction and operation of this Agreement are
          -------------
governed by the laws of the State of Delaware (without regard to its conflict of laws provisions).

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     Executed as of the date first written above.


                                    THE COMPANY:
                                    -----------

                                    IFX CORPORATION



                                    By:____________________________




                                    OPTIONEE:
                                    --------



                                    _______________________________



                                    _______________________________
                                    Social Security Number

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Name               Grant Date      Number of Shares         Exercise
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                                   related to Option        Price
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Burton J. Meyer       11/9/99            600                  $17.25

George A. Myers       11/9/99            600                  $17.25

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